As filed with the Securities and Exchange Commission on May 23, 2019

Registration No. 333-203907

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Papa Murphy’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

27-349094

(IRS Employer Identification Number)

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

(360) 260-7272

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Victoria J. Tullett, Esq.

Papa Murphy’s Holdings, Inc.

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

(360) 260-7272 (Phone)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

John Thomas

Joe Bailey

Perkins Coie LLP

1120 NW Couch Street, Tenth Floor

Portland, OR, 97209

(503) 727-2000 (Telephone)

Approximate date of commencement of proposed sale to public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

Papa Murphy’s Holdings, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrant on May 6, 2015 (File No. 333-203907) registering 7,917,353 shares of the Company’s common stock, par value $0.01 per share, in order to deregister certain securities originally registered by the Registrant pursuant to the Registration Statement.

Effective as of May 23, 2019, as contemplated by the Agreement and Plan of Merger, by and among the Registrant, MTY Franchising USA, Inc. and MTY Columbia Merger Sub, Inc., dated as of April 10, 2019, MTY Columbia Merger Sub, Inc. merged with and into the Registrant, with the Registrant surviving as a non-publicly traded, wholly owned subsidiary of MTY Franchising USA, Inc. (such transaction, the “Merger”).

As part of the Merger, the Registrant has terminated any and all offerings of the Registrant’s common stock pursuant to existing registration statements, including the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Registrant’s common stock that remain unsold at the termination of the offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, all shares of the Registrant’s common stock registered under the Registration Statement that were registered for issuance but remain unsold as of the effectiveness of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on May 23, 2019.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Nik Rupp
	Name:	Nik Rupp
	Title:	Chief Financial Officer

NOTE: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.